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                                                                       EXHIBIT 5

                             SUPPLEMENTAL AGREEMENT
                             REGARDING RESTRUCTURING
                        OF CERTAIN QUALIFYING FACILITIES


        Reference is made to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of January 1, 2000 and the Addendum to the Agreement and Plan of Merger dated as of April 6, 2000 (the "Addendum"), both by and among Black Hills Corporation, Black Hills Energy Capital, Inc., Indeck Capital, Inc., Gerald R. Forsythe, Michelle R. Fawcett, Marsha Fournier, Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr. (hereinafter, collectively referred to as the "Parties"). All terms not defined herein shall have the respective meaning ascribed thereto in the Merger Agreement.

        Article 9 of the Merger Agreement sets forth certain indemnification obligations of the Company and the Stockholders to indemnify the Parent, Newco and the Surviving Corporation.

        The Parties acknowledge that certain interests in the projects located at Warrensburg, Middle Falls, Sissonville, New York State Dam, Hudson Falls, South Glens Falls, Otter Creek, Glenns Ferry, Rupert, and Ontario have been or will be transferred to a third party by the Company and its affiliates to ensure that such projects continue to meet the ownership criteria for "qualifying facilities" (the "Transferred Interest") as described in the Merger Agreement and the Addendum. The Parties acknowledge that in consideration of each such Transferred Interest, the Company has or will receive a Nonrecourse Demand Promissory Note and Note Purchase Agreement (the "Promissory Notes"). The Parties further acknowledge that it is their intention that in lieu of each Transferred Interest, the Parent and Newco receive such Promissory Notes. The Parties agree and acknowledge that the ability of the third party to repay such Promissory Notes, as well as Parent and Newco's acceptance of such Promissory Notes, is dependent upon the truthfulness and accuracy of the representations and warranties contained in Sections 4 and 5 of the Merger Agreement. The Parties agree that if, as a result of a breach of the representations and warranties contained in Sections 4 and 5 of the Merger Agreement, Parent and Newco are unable to collect all or any part of the Promissory Note(s), then the Parent and Newco shall be entitled to indemnification from the Company and the Stockholders in accordance with the provisions of Article 9 of the Merger Agreement. Parent and Newco's right to indemnification under the preceding sentence shall be limited to the extent of their inability to collect all or any part of such Promissory Note(s) as a result of a breach of Sections 4 and 5 of the Merger Agreement. The Parties agree that the term "Losses" as defined in
Section 9.1 of the Merger Agreement shall include Losses resulting from the inability of Parent and/or Newco to collect all or any part of the Promissory Note(s) as a consequence of a breach of the representations and warranties contained in Sections 4 and 5 of the Merger Agreement.

        This Agreement shall be governed by the laws of the State of Delaware.

        This Agreement may be signed in two or more counterparts, each of which when duly executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of April 6, 2000.

                                            BLACK HILLS CORPORATION


                                            By: /s/
                                                -------------------------------
                                            Name:
                                            Title:


                                            BLACK HILLS ENERGY CAPITAL, INC.


                                            By: /s/
                                                -------------------------------
                                            Name:
                                            Title:


                                            INDECK CAPITAL, INC.


                                            By: /s/
                                                -------------------------------
                                            Name:
                                            Title:


                                            /s/
                                            -----------------------------------
                                            GERALD R. FORSYTHE


                                            /s/
                                            -----------------------------------
                                            MICHELLE R. FAWCETT


                                            /s/
                                            -----------------------------------
                                            MARSHA FOURNIER


                                            /s/
                                            -----------------------------------
                                            MONICA BRESLOW

                                            /s/
                                            -----------------------------------
                                            MELISSA S. FORSYTHE


                                            /s/
                                            -----------------------------------
                                            JOHN W. SALYER, JR.